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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported):  March 31, 2005

                                    PPOL,INC.
             (Exact name of registrant as specified in its charter)

      CALIFORNIA                   000-50065                 95-4436774
     (State or other           (Commission File           (I.R.S. Employer
     jurisdiction of                Number)            Identification Number)
      organization)

            11661 San Vicente Blvd, Suite 901                  90049
                Los Angeles, California                      (Zip Code)
        (Address of principal executive offices)

       Registrant's telephone number, including area code: (310) 979-8513


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective March 31, 2005 (the "Effective Date"), Registrant entered into a Purchase Agreement (the "Purchase Agreement") with Forval Corporation ("Forval"), which at the time of the Effective Date owned approximately 10,547,594 shares of common stock of Registrant, representing approximately 58.62% of Registrant's issued and outstanding common stock. Forval's Chief Executive Officer ("CEO"), Hideo Ohkubo, also served as the CEO and Chairman of the Board of Registrant at the time of the Effective Date of the Purchase Agreement.

The Purchase Agreement recited that Registrant was the owner of 30,000 shares (the "Gatefor Shares") of the common stock of Gatefor, Inc., a Japan joint stock company ("Gatefor"), representing 100% of the issued and outstanding common stock of Gatefor. The Purchase Agreement also recited that Registrant was the owner of 1,500 shares (the "OI Shares") of common stock of Object Innovation, Inc., a Florida corporation ("OI").

Additionally, the Purchase Agreement recited that Registrant and OI were parties to a certain Exclusive Distribution Agreement, dated May 26, 2004 (the "Exclusive Distribution Agreement), which agreement Registrant assigned (the "Assignment") to Gatefor pursuant to that certain Exclusive Distribution Right License Agreement (the "Distribution Right License Agreement"), dated October 1, 2004, between Registrant and Gatefor. In connection with the Assignment, OI and Gatefor entered into a revised letter of understanding, dated August 11, 2004 (the "Revised Letter of Understanding"), providing for, among other things, OI's right to purchase 5% of the equity of Gatefor and certain payments to be made by Gatefor to OI.

In furtherance of the Purchase Agreement, Registrant sold to Forval the Gatefor Shares and the OI Shares, and assigned to Forval Registrant's receivable from Gatefor (the "Gatefor Receivable") in the principal amount of JPY176,662,500, plus accrued interest. The Purchase Agreement valued the Gatefor Shares at JPY150,000,000, and the OI Shares at JPY30,000,000.

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In connection with Forval's acquisition of the Gatefor Shares, OI Shares and
Gatefor Receivable, Forval cancelled Registrant's debt to Forval in the principal amount of JPY340,000,000 plus accrued interest, and further paid Registrant JPY15,331,762. As further consideration in the transaction, Registrant assigned to Forval all of Registrant's right, title and interest in and to, and Forval assumed all obligations under, the Exclusive Distribution Agreement and the Distribution Right License Agreement, except that the payment of JPY100,000,000 previously made by Gatefor to Registrant pursuant to the Distribution Right License Agreement was deemed non-refundable, thus allowing Registrant to retain such payment upon expiration of the Distribution Right License Agreement on September 30, 2007.

A Special Committee (the "Committee") of independent directors of Registrant's Board of Directors was formed to review the terms and conditions of the Purchase Agreement. The Committee approved Registrant's execution, delivery and performance of the Purchase Agreement.

Copies of the Purchase Agreement, Exclusive Distribution Agreement, Distribution Right License Agreement and Revised Letter of Understanding are attached hereto as Exhibits 10.11, 10.12, 10.13 and 10.14, respectively.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

On April 4, 2005, PPOL, Inc. ("PPOL" or "Registrant") announced the completion of a definitive agreement under which Foster Strategic Investment Partnership acquired 10,547,594 shares of PPOL from Forval Corporation, representing 58.6% of PPOL's outstanding shares for $8,370,000 (900,000,000 Japanese Yen). A translation of the Stock Purchase Agreement, originally executed in Japanese, dated March 31, 2005 is attached hereto as Exhibit 99.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective March 31, 2005, Hideo Ohkubo, Robert Brasch, Lowell Hattori, Naota Hamaguchi and Yoshikazu Ohashi resigned as members of the Board of Directors and committees of the Registrant. The resignations were tendered in connection with the sale of all the shares of common stock of Registrant owned by Forval Corporation to Foster Strategic Investment Partnership, as more fully disclosed elsewhere in this Form 8-K. Additionally, effective March 31, 2005, Ohkubo and Toshiaki Shimojo resigned as CEO and CFO, respectively, of Registrant. In connection with the resignations of Messrs. Brasch and Hattori, each was paid $15,000 and retained their options to purchase 40,000 shares to purchase common stock of Registrant at $4.00 per share, expiring in 2014. Messrs. Ohkubo, Hamaguchi and Ohashi waived their rights to any cash compensation and stock options.

New PPOL Directors were named, and include Hisao Inoue (54) as Chairman, and Masao Yamamoto (55) and Richard H. Izumi (51). In addition, PPOL has named Mr. Inoue as Chief Executive Officer, Mr. Yamamoto as Chief Operating Officer and Mr. Izumi as Chief Financial Officer and Secretary.

Mr. Hisao Inoue is currently President of HI Consultant, Inc., a financial, sales and marketing, and retailing consulting firm, and is President of Seventy-nine Partners, Inc., a consultancy that includes market research and analysis, U.S.-Japan financing, government relations and human resources. Previously Mr. Inoue held various financial, IT and customer relations positions at American Express International. Mr. Inoue received a BS in Management from Aoyama Gakuin University.

Mr. Masao Yamamoto is currently Chief Executive Officer of AJOL Co. Ltd., PPOL's wholly owned subsidiary, where he previously served as General Manager of Finance and Director. Prior to joining AJOL he was General Manager of accounting with Chiiki Shinko Kyouiku Jigyo Foundation. Mr. Yamamoto graduated from the Koganei Industrial School, with a major in Electronics.

Mr. Richard Izumi is currently Senior Managing Director of JGS Co. Ltd, a Japanese company primarily involved in the licensing of energy and high-tech related intellectual property. Previously he was an independent consultant to public companies, including the registrant, on financial matters and international transactions, primarily between U.S. and Japan. Earlier he served as Partner at accounting firms Ernst & Young and Price Waterhouse(now known as PricewaterhouseCoopers). Mr. Izumi holds a B.S. in Business Administration from the University of Southern California.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 4, 2005

                                     PPOL, Inc.

                                     By: /s/ Richard Izumi
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                                         Richard Izumi
                                         Chief Financial Officer and Secretary